Exibit 4.4.9

                                     WARRANT

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REPRESENTATIONS AND AGREEMENTS MADE BY THE RECORD HOLDER HEREOF SET FORTH IN THIS WARRANT.

                                    TTR INC.

                          COMMON STOCK PURCHASE WARRANT

                                   in favor of

                                    Plans Inc

                                                 June 11, 1998

No.                                       25,000 Common Shares

FOR VALUE RECEIVED, TTR INC., a Delaware company (the "Company"),hereby grants to Plans Inc or its registered assignees (the "Holder"), the right to purchase, subject to the terms and conditions hereof, 25,000 fully paid and non-assessable shares of Common Stock of the Company, par value $0.001 ("Shares"). The purchase price for each Share purchased pursuant to this Warrant shall be equal $1.50 per share. Hereinafter, (i) such Shares, together with any other equity security which may be issued by the Company in substitution therefor, are referred to as the "Shares"; (ii) the shares purchasable hereunder are referred to as the "Warrant Shares"; (iii) and the price payable hereunder for each of the Warrant Shares, as adjusted in the manner set forth hereinafter, is referred to as the "Per Share Warrant Price"; and (iv) this warrant and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrants". The Per Share Warrant Price and the number of Warrant Shares are subject to adjustment as hereinafter provided.

1. Warrant Period; Exercise of Warrant

      1.1 This Warrant may be exercised in whole or in part at any time commencing 9:00 a.m., New York City time, on any business day on or after the date on which the Company's registration statement that is filed under the Securities Act of 1933, as amended, in connection with the Public Offering has been declared effective and continuing up to the fourth anniversary thereof (the "Warrant Period"), by the surrender of this Warrant (with a duly executed exercise form in the form attached at the end hereof as Exhibit A) at the principal office of the Company, together with the proper payment of the Per Share Warrant Price times the number of Warrant Shares.
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      1.2 Upon such surrender of this Warrant, the Company will: a) issue a certificate or certificates in the name of Holder for the Warrant Shares to which the Holder shall be entitled and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, pursuant to the provisions of this Warrant.

      1.3 Any stamp tax attributable to the issuance of the Shares shall be borne solely by Holder.

2. Representations and Warranties

      The Holder (i) represents, warrants, covenants and agrees that the Warrant and the underlying Warrant Shares are being acquired by the Holder for the Holder's own account, for investment purposes only, and not with a view to or for the sale in connection with any distribution thereof or with any present intention of selling or distributing all or any part of the Warrant or the Warrant Shares; (ii) understands (x) that if it should thereafter decide to dispose of such Warrant or Warrant Shares (which it does not contemplate at such time) it may do so only in compliance with the Securities Act of 1933, as amended (the "Securities Act"), (y) this Warrant and the Warrant Shares are not registered under the Securities Act; and (iii) acknowledges that, as of the date hereof, it has been given a full opportunity to ask questions of and to receive answers from the Company concerning this Warrant and the Warrant Shares and the business of the Company and to obtain such information as it desired in order to evaluate the acquisition of this Warrant and the Warrant Shares, and all questions have been answered to its full satisfaction.

3. Reservation of Shares

      The Company covenants that at all times during the Warrant Period it shall have authorized and in reserve, and will keep available solely for issuance or delivery upon exercise of the Warrant, the Warrant Shares and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of preemptive rights and restrictions on sale or transfer except as otherwise set forth herein or in the By-Laws.

4. Adjustment

      4.1 In case of any consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or the continuing corporation) or in the case of any sale or conveyance to another corporation or other entity of the property, assets or business of the Company as an entirety or substantially as an entirety, in any such case, the Company or such successor or purchasing corporation or entity, as the case may be, shall (i) execute with the Holder an agreement that the Holder shall have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares and/or other securities or other property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action, (ii) make effective provision in its certificate of its incorporation or otherwise, if necessary, in order to effect such agreement, and

(iii) set aside or reserve for the benefit of the Holder, the stock, securities, property and cash to which the Holder would be entitled to upon exercise of this Warrant.

      4.2 In case of any reclassification or change of the Warrant Shares issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specific par value, or as a result of a subdivision or combination, including any change in the shares into two or more classes or series of shares), or in the case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change in the right to receive cash or other property) of the Shares (other than a change in the par value, or from no par value to a specific par value or, as a result of a subdivision or combination, including any change in the shares into two or more classes or series of shares), Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of Shares for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger.

      4.3 The above provisions of this paragraph 5 shall similarly apply to successive reclassifications and changes of Shares and to successive consolidations, sales, leases or conveyances.

5. Limited Transfer

      (a) This Warrant may not be sold, transferred, assigned or hypothecated by the Holder and is so transferable only on the books of the Company which the Company shall cause to be maintained for such purpose. The Company may treat the registered holder of record as the Holder for all purposes. The Company shall permit any holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants.

      (b) In no event shall the Company be obligated to effect any transfer of Warrants or Warrant Shares unless a registration statement is in effect with respect thereto under applicable state and Federal securities laws or unless the Company has received an opinion in substance reasonably satisfactory to it from counsel that such registration is not required. Unless registered, the Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT. ACCORDINGLY, SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

6. Loss, etc. of Warrant

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

7. Warrant Holder Not Shareholder

Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

8. Headings

The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

9. Notices.

Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or seven (7) days after deposit with a National Post Office, for dispatch by registered or certified mail, postage prepaid and addressed to the Holder at the address set forth in the Company's books and to the Company at the address of its principal offices set forth above. With respect to Holders located outside Israel, such notice shall be deemed effectively given upon personal delivery to the party to be notified, 15 business days after deposit with a National Post Office for dispatch by registered or certified airmail, or when given by telecopier or other form of rapid written communication, provided that confirming copies are sent by such airmail.

10. Governing Law

This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and performed within such State.

IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be executed as of the date first written above.

TTR INC.


By: /s/ MARC TOKAYER
    ------------------------
        MARC TOKAYER
/title  President

                                    EXHIBIT A

                              WARRANT EXERCISE FORM

                                                         _________________, 199_

TO:TTR Inc.
RE: Exercise of Warrant

The undersigned hereby irrevocably elects to exercise the attached Warrant to the extent of ___________________ Common Shares of TTR Inc. at the purchase price set forth in the attached Warrant. Payment to the Company of the total purchase price for such shares has been made simultaneously with the delivery of this exercise of warrant.

By: ___________________